ADMA Biologics Reports Third Quarter 2013 Financial and Operational Results

RAMSEY, N.J., November 12, 2013 - ADMA Biologics, Inc. (OTCQB: ADMA), a late-stage biopharmaceutical company that develops, manufactures and intends to market specialty plasma-based biologics for the treatment and prevention of certain infectious diseases, today reported financial and operational results for the third quarter ended September 30, 2013. Third quarter highlights and recent events include the following:

•	Completed enrollment of Phase III study in Primary Immune Deficiency Diseases

•	Successfully closed Initial Public Offering (IPO) raising $26.5 million net proceeds

•	Data from ADMA Biologics’ human and animal study experience presented at RSV Vaccines for the World 2013 Conference

•	Increased revenues from ADMA BioCenters for nine months ended 2013 of $2.6 million compared to $0.6 million for the same period in 2012

“We achieved multiple value creating milestones for our shareholders through executing our clinical and financial strategy during the quarter,” stated Adam Grossman, President and Chief Executive Officer of ADMA. “With patient enrollment completed for our pivotal Phase III study, we anticipate having preliminary data during the fourth quarter of 2014. ADMA BioCenters continued its ramp to capacity and generated significant year-over-year revenue growth, following the receipt of German Health Authority certification obtained earlier this year in addition to our active FDA license. Lastly, the completion of our IPO has strengthened our balance sheet enabling us to fund current operations into the first half of 2016.”

Financial results for the three months ended September 30, 2013 compared to the three months ended September 30, 2012

Revenue for the quarter ended September 30, 2013 increased by $0.7 million to $1.1 million compared to $0.4 million for the same quarter in 2012. The increase in revenue is due to increased sales of normal source plasma and donor collections.

Net loss for the quarter ended September 30, 2013 decreased approximately $0.5 million to $2.7 million, or $(0.46) per share, compared to a net loss of $3.2 million, or $(0.55) per share, for the same period in 2012. The decrease in net loss was a result of increased revenues of $1.1 million for the third quarter 2013 compared to $0.4 million for the same quarter in 2012 as well as lower research and development expenses related to decreased manufacturing costs and lower general administrative costs during the third quarter 2013 compared to the same period in 2012.

Financial results for the nine months ended September 30, 2013 compared to the nine months ended September 30, 2012

Revenue for the nine months ended September 30, 2013 increased by $2.0 million to $2.6 million compared to $0.6 million for the same period in 2012. The increase in revenue is attributed to increased sales of normal source plasma and donor collections.

Net loss for the nine months ended September 30, 2013, was $10.8 million, or $(1.84) per share, compared to a net loss of $5.1 million, or $(1.00) per share for the same period in 2012. The increase in net loss was primarily attributable to increased research and development expenses related to the advancement of patient enrollment in ADMA’s Phase III clinical study, increased interest expense from the loan agreement entered into during the fourth quarter of 2012, increased clinical research organization and manufacturing costs and increased general administrative expenses related to the 2013 financing, increased headcount, stock compensation expenses and increased plasma center expenses to support revenue growth.

Cash and Cash Equivalents

As of September 30, 2013, ADMA had cash and cash equivalents of $5.4 million, restricted cash of $0.5 million and accounts receivable of $0.3 million. On October 22, 2013, ADMA completed its IPO receiving net proceeds of $26.5 million.  The Company expects its available cash on hand totaling $32.4 million, to sufficiently fund its current operations into the first half of 2016.

About ADMA Biologics, Inc.
ADMA is a late-stage biopharmaceutical company that develops, manufactures, and intends to market specialty plasma-based biologics for the treatment and prevention of certain infectious diseases. ADMA’s mission is to develop and commercialize plasma-derived, human immune globulins targeted to niche patient populations for the treatment and prevention of certain infectious diseases. The target patient populations include immune-compromised individuals who suffer from an underlying immune deficiency disease or who may be immune-compromised for medical reasons. ADMA also operates ADMA Bio Centers, an FDA-licensed and GHA-certified source plasma collection facility located in Norcross, Georgia, which provides ADMA with a portion of its blood plasma for the manufacture of RI-002. For more information please visit the Company’s website at www.admabiologics.com.

Cautionary Statement Regarding Forward-Looking Information
This press release contains “forward looking statements.” Forward-looking statements include, without limitation, any statement that may predict, forecast, indicate, or imply future results, performance or achievements, and may contain the words “estimate,” “project,” “intend,” “forecast,” “anticipate,” “plan,” “planning,” “expect,” “believe,” “will,” “will likely,” “should,” “could,” “would,” “may” or, in each case, their negative, or words or expressions of similar meaning. These forward-looking statements include, but are not limited to, statements concerning the timing, progress and results of the clinical development, the availability of preliminary data, the reporting of data, regulatory processes, potential clinical trial initiations, potential investigational new product applications, biologics license applications, and commercialization efforts of the Company's product candidate(s). Forward-looking statements are subject to many risks and uncertainties that could cause our actual results to differ materially from any future results expressed or implied by the forward-looking statements, including, but not limited to, the risks listed under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2012, as filed with the Securities and Exchange Commission on March 6, 2013 and our other filings with the US Securities and Exchange Commission including, among other things, that any preliminary data will, if and when available, be encouraging, positive or will otherwise lead to an effective or approved product.  Therefore, current and prospective security holders are cautioned that there also can be no assurance that the forward-looking statements included in this press release will prove to be accurate. In light of the significant uncertainties inherent to the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation or warranty by ADMA or any other person that the objectives and plans of ADMA will be achieved in any specified time frame, if at all. Except to the extent required by applicable laws or rules, ADMA does not undertake any obligation to update any forward looking statements or to announce revisions to any of the forward-looking statements.

ADMA BIOLOGICS, INC. AND SUBSIDIARY

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012

REVENUES:
Product revenue	$1,088,452	$360,338	$2,618,361	$594,834
License revenue	18,889	-	25,185	-
Total Revenues	1,107,341	360,338	2,643,546	594,834

OPERATING EXPENSES:
Cost of product revenue	726,245	144,691	1,741,052	288,761
Research and development	1,408,990	1,940,637	6,346,924	2,201,131
Plasma center	657,776	489,300	1,713,058	1,327,761
General and administrative	845,301	1,034,530	3,366,699	2,446,043
TOTAL OPERATING EXPENSES	3,638,312	3,609,158	13,167,733	6,263,696

LOSS FROM OPERATIONS	(2,530,971)	(3,248,820)	(10,524,187)	(5,668,862)

OTHER INCOME (EXPENSE):
Interest income	2,145	5,722	5,658	15,712
Interest expense	(162,934)	(2,649)	(450,574)	(14,241)
Change in fair value of stock warrants	2,813	-	60,568	-
Other income	-	-	82,497	-
TOTAL OTHER INCOME (EXPENSE)	(157,976)	3,073	(301,851)	1,471

LOSS BEFORE INCOME TAXES	(2,688,947)	(3,245,747)	(10,826,038)	(5,667,391)

State income tax benefit	-	-	-	617,615

NET LOSS	$(2,688,947)	$(3,245,747)	$(10,826,038)	$(5,049,776)

NET LOSS PER COMMON SHARE,
Basic and Diluted	$(0.46)	$(0.55)	$(1.84)	$(1.00)

WEIGHTED AVERAGE SHARES
OUTSTANDING, Basic and Diluted	5,871,002	5,910,965	5,871,002	5,064,766

CONDENSED BALANCE SHEET INFORMATION:

	September 30, 2013 (Unaudited)	*December 31, 2012
Assets
Cash and cash equivalents	$5,380,043	$12,535,672
Total Assets	$8,701,866	$15,555,419

Deficit accumulated during the development stage	$(47,935,366)	$(37,109,328)
Total Stockholders’ (Deficiency) Equity	$(735,756)	$9,423,746

*Condensed from audited financial statements

Contact:
Brian Lenz, CPA
Vice President & Chief Financial Officer
201-478-5552
www.admabiologics.com
info@admabio.com